Exhibit 99.1

Akili Announces Amended Agreement with Shionogi, Shift in Corporate Strategy and Release Date for First Quarter 2024 Financial Results

Shionogi amendment provides Akili with near-term cash payments and cancellation of debt obligation

Company announces exploration of strategic alternatives and associated workforce reduction

Company to release first quarter 2024 financial results on May 14, 2024

BOSTON, Mass. –April 30, 2024– Akili, Inc. (Nasdaq: AKLI), a leading digital medicine company, today provided several corporate updates, including an amendment to its strategic distribution agreement with Shionogi & Co., Ltd. (“Shionogi”), a leading global pharmaceutical company. Under the terms of the amended agreement, Shionogi has canceled and forgiven a $5.0 million long-term debt obligation and agreed to make certain payments for SDT-001 (the Japanese, localized version of Akili’s AKL-T01 digital treatment, marketed as EndeavorRx® in the United States). Per the amendment, Akili will receive an upfront payment of $10.5 million in consideration for the elimination of future royalty payments and certain future milestone payments. Akili will also be eligible to receive up to a total of $4.5 million from Shionogi in consideration of Akili development and support services, with at least $1.5 million of such services fees payable up front, and up to a total of $3.0 million from Shionogi in potential regulatory milestone payments. SDT-001 is currently under marketing approval review in Japan as a potential digital treatment for children and adolescents with attention-deficit/hyperactivity disorder (“ADHD”).

In parallel, Akili’s board of directors has initiated a process that is currently ongoing to evaluate potential strategic alternatives to maximize shareholder value. As part of the process, the board of directors will evaluate, together with its external advisors, a range of potential strategic alternatives. There can be no assurance that this process will result in Akili pursuing a transaction or that any transaction, if pursued, will be completed on attractive terms, if at all. The Company does not intend, assume any obligation, or promise to publicly update or revise any information regarding this strategic review process or communicate a timetable for completion of the evaluation process.

As a part of this evaluation of strategic alternatives, Akili announced today that its board of directors approved a revised operating plan and budget for the remainder of 2024 and related restructuring of the organization to lower operating expenses while focusing on supporting Shionogi’s regulatory and commercialization activities. The Company’s workforce will be reduced by approximately 46% including an elimination of the Company’s marketing and medical affairs teams. In conjunction with this restructuring, the Company has substantially reduced promotional activity for its EndeavorRx and EndeavorOTC products, but plans to continue to support current users of its products and make its products available for purchase. Additionally, the Company plans to continue to pursue marketing authorization from the U.S. Food and Drug Administration (the “FDA”) of the Company’s EndeavorOTC product, which remains under review, in parallel with exploration of broader strategic options.

Finally, Akili plans to report first quarter 2024 financial results and a business update via press release on Tuesday, May 14, 2024 after the market closes. The Company will not be hosting an earnings conference call for that release.

EndeavorOTC Indication and Overview

EndeavorOTC is a digital therapeutic indicated to improve attention function, ADHD symptoms and quality of life in adults 18 years of age and older with primarily inattentive or combined-type ADHD. EndeavorOTC utilizes the same proprietary technology underlying EndeavorRx, a prescription digital therapeutic indicated to improve attention function in children ages 8—17. EndeavorOTC is available under the FDA’s current Enforcement Policy for Digital Health Devices for Treating Psychiatric Disorders During the Coronavirus Disease 2019 (COVID-19) Public Health Emergency. EndeavorOTC has not been cleared or authorized by the FDA for any indications. It is recommended that patients speak to their health care provider before starting EndeavorOTC treatment. No serious adverse events have been reported in any of our clinical studies. To learn more, visit EndeavorOTC.com.

EndeavorRx Indication and Overview

EndeavorRx is a digital therapeutic indicated to improve attention function as measured by computer-based testing in children ages 8-17 years old with primarily inattentive or combined-type ADHD, who have a demonstrated attention issue. Patients who engage with EndeavorRx demonstrate improvements in a digitally assessed measure Test of Variables of Attention

(TOVA®) of sustained and selective attention and may not display benefits in typical behavioral symptoms, such as hyperactivity. EndeavorRx should be considered for use as part of a therapeutic program that may include clinician-directed therapy, medication, and/or educational programs, which further address symptoms of the disorder. EndeavorRx is available by prescription only. It is not intended to be used as a stand-alone therapeutic and is not a substitution for a child’s medication. The most common side effect observed in children in EndeavorRx’s clinical trials was a feeling of frustration, as the game can be quite challenging at times. No serious adverse events were associated with its use. EndeavorRx is recommended to be used for approximately 25 minutes a day, 5 days a week, over initially at least 4 consecutive weeks, or as recommended by your child’s health care provider. To learn more about EndeavorRx, please visit EndeavorRx.com.

About Akili

Akili is pioneering the development of cognitive treatments through game-changing technologies. Akili’s approach of leveraging technologies designed to directly target the brain establishes a new category of medicine – medicine that is validated through clinical trials like a drug or medical device but experienced like entertainment. Akili’s platform is powered by proprietary therapeutic engines designed to target cognitive impairment at its source in the brain, informed by decades of research and validated through rigorous clinical programs. Driven by Akili’s belief that effective medicine can also be fun and engaging, Akili’s products are delivered through captivating action video game experiences. For more information, please visit www.akiliinteractive.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “evaluate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements in this press release related to: the benefits expected from the amendment of the Company’s agreement with its partner, Shionogi; the Company’s shift in corporate strategy; the Company and Board’s exploration of strategic alternatives; and the Company’s revised operating plan and budget for the remainder of 2024 and related restructuring including a significant workforce reduction; the Company’s plans to focus on supporting the Shionogi partnership and to eliminate the Company’s marketing and medical affairs teams; the Company’s expectations regarding its ability to lower operating expenses; and the Company’s expectations that EndeavorOTC and EndeavorRx will remain on the market while the Company continue to pursue regulatory approval from the FDA for EndeavorOTC in parallel with exploration of broader strategic options. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks and uncertainties related to: the Company’s ability to successfully support and generate revenue from its EndeavorOTC and EndeavorRx products and its partnerships; the Company’s ability to successfully perform its obligations and achieve the milestones under the amended agreement with Shionogi and Shionogi’s ability to successfully obtain regulatory approval of the SDT-001 product; the Company’s ability to complete the evaluation of potential strategic alternatives and to identify, pursue, and complete a transaction on terms that are in the best interests of and favorable to the Company and its stockholders, if at all; the Company’s ability to manage its business as a result of the workforce reduction; the Company’s ability to successfully obtain approval from the FDA for EndeavorOTC; the Company’s ability to successfully create, and navigate, a new category of medicine and to achieve broad adoption of digital therapeutics among healthcare providers, caregivers, and patients; the Company’s ability to defend its intellectual property and satisfy various FDA and other regulatory requirements in and outside of the United States; the risk of downturns and a changing regulatory landscape in the highly competitive industry in which the Company operates; the timing and results expected from the Company’s and its partners’ clinical trials and its reliance on third parties for certain aspects of its business; the Company’s ability to accurately estimate expenses, capital requirements, and needs for additional financing; and other risks identified in the Company’s current filings and any subsequent filings made with the Securities and Exchange Commission. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof and should not be relied upon as representing the Company’s views as of any subsequent date. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

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Investor and Media Contact:

Matt Franklin

President and Chief Executive Officer

InvestorRelations@akiliinteractive.com or PR@akiliinteractive.com